EXHIBIT 10-M b

ASSUMPTION AGREEMENT

Dated: August 13, 2008

Colgate-Palmolive Company

300 Park Avenue

New York, New York 10022

Attention: Treasurer

Citibank, N.A., as Administrative Agent

Two Penns Way

New Castle, Delaware 19720

Attention: Bank Loan Syndications

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 3, 2005 among Colgate-Palmolive Company (the “Borrower”), the Lenders parties thereto, Citibank, N.A., as Administrative Agent, Bank of America, N.A., BNP Paribas, HSBC Bank USA, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents, and Citigroup Global Markets Inc., as Arranger (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), for such Lenders.

The undersigned (the “Assuming Lender”) proposes to become an Assuming Lender pursuant to Section 2.15(d) of the Credit Agreement and, in that connection, hereby agrees that it shall become a Lender for purposes of the Credit Agreement on August 13, 2008 and that its Commitment shall as of such date be $50,000,000.

The undersigned (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof, the most recent financial statements referred to in Section 5.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) specifies as its Lending Office (and address for notices) the offices set forth beneath its name on the signature pages hereof;

and (vi) attaches the forms prescribed by the Internal Revenue Service of the United States required under Section 2.13 of the Credit Agreement.

The effective date for this Assumption Agreement shall be August 13, 2008. Upon delivery of this Assumption Agreement to the Borrower and the Administrative Agent, and satisfaction of all conditions imposed under Section 2.15 as of August 13, 2008, the undersigned shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder. As of August 13, 2008, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assumed hereby (including, without limitation, all payments of principal, interest and commitment fees) to the Assuming Lender.

This Assumption Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[remainder of the page intentionally left blank]

Very truly yours, BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Miguel Lara
Name: Miguel Lara Title: Managing Director

By:	/s/ Cristian Aguirre
Name: Cristian Aguirre Title: Assistant Vice President, International Corporate Banking

Address for Notices: Banco Bilbao Vizcaya Argentaria, S.A. 1345 Avenue of the Americas, 45th Floor New York, New York 10105

Above Acknowledged and Agreed to: CITIBANK, N.A., as Administrative Agent

By:	/s/ Shannon A. Sweeney
Name: Shannon A. Sweeney Title: Vice President

COLGATE-PALMOLIVE COMPANY

By:	/s/ Edward J. Filusch
Name: Edward J. Filusch Title: Vice President and Corporate Treasurer